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2 April 1997

Wong Thean


Dear Mr. Wong,


OFFER OF APPOINTMENT AS CHIEF EXECUTIVE OFFICER


We have pleasure in offering you employment as CHIEF EXECUTIVE OFFICER with a basic salary of RM8000 per month. Salary increments in the future shall be in line with our policy of advancement on an individual merit basis.


1.  Confirmation & Notice of Termination

    This appointment is terminable by one month's notice in writing, or pay in lieu thereof, by either the company or yourself without any reason being assigned for such termination.

2.  Terms & Conditions

    You will be required to observe and adhere to the following terms and conditions:

     2.1 at all times faithfully and diligently perform such duties and accept such responsibilities as may from time to time be assigned to you by the company to advance the interests of the company.

     2.2 to obey and comply with all orders and directions given to you by the company and faithfully observe all the rules, regulations, procedures, practices and arrangements of the company for the time being in force for the management of the company's property, works and business or for the control and good conduct of the company's employees and servants.

     2.3 not at any time during the continuance of your employment to engage directly or indirectly, in any other business or occupation whatever, either as principal, agent, servant, broker or otherwise, or to engage in any activity to the detriment, whether direct or indirect, of the company's associate or subsidiary companies. Provided that you may acquire or hold shares in any public company with limited liability.
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     2.4  not at any time to be guilty of any act or conduct causing or calculate to cause damage to the company, its property, reputation or general interest and in all respects and at all times to conduct yourself with propriety and decorum.

     2.5 not at any time during the continuance or after termination of your employment with the company except by the direction and with the express approval of the company, to divulge either directly or indirectly to any person or company knowledge or information which may be acquired during the course of or incidental to your employment with the company concerning the affairs or property of the company or its associate or subsidiary companies or any business or property or transactions or policies in which the company or its associate or subsidiary companies may be or may have been concerned or interested.

We invite you to sign and return the duplicate copy of this letter within three
(3) days of the date and thereof indicating on the space provided below your acceptance or otherwise of this offer of employment.

Yours sincerely
TECHNOCHANNEL SDN BHD
/s/ Tan Sri Dato Dr. Ahmad Mustaffa Babjee

Tan Sri Dato Dr Ahmad Mustaffa Babjee
EXECUTIVE CHAIRMAN


I, Wong Thean Soon, hereby confirm that I fully understand the terms and conditions of the offer of employment on probation as set out above, and accept/reject (delete whichever is applicable) the offer.

Signature:  /s/  Wong Thean Soon                         Date  02-04-97
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                 Wong Thean Soon

I shall report for duty on 02-04-97

WITNESS

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